SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Behringer Harvard Opportunity REIT II, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	20-8198863 (I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600

Addison, Texas 75001

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-140887

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value per share

(Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the common stock, $0.0001 par value per share, of Behringer Harvard Opportunity REIT II, Inc. (the “Company”) registered hereby is incorporated herein by reference to “Suitability Standards” and “Description of Shares” in the Company’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on April 16, 2009 (File No. 333-140887) (the “Registration Statement”). The Company further incorporates by reference herein any changes to the description of its common stock filed in a supplement or amendment to the Registration Statement, as such Registration Statement may be amended or supplemented from time to time.

ITEM 2.  EXHIBITS

1.     Second Articles of Amendment and Restatement as amended by the First Articles of Amendment and the Second Articles of Amendment, incorporated by reference to Exhibit 3.1 to Form 10-Q filed on November 14, 2008.

2.     Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-140887.

3.     Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.5 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-140887.

4.     Form of Subscription Agreement, incorporated by reference to Exhibit A to the prospectus that is part of Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11, Commission File No. 333-140887.

5.     Distribution Reinvestment Plan, incorporated by reference to Exhibit B to the prospectus that is part of Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11, Commission File No. 333-140887.

6.     Share Redemption Program, incorporated by reference from the description under “Description of Shares — Share Redemption Program” in the prospectus that is part of Post-Effective Amendment No. 7 to the Company’s Registration Statement on Form S-11, Commission File No. 333-140887.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: April 30, 2009	BY:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal